Exhibit (p)

Infinity Core Alternative Fund Application

This Subscription Booklet is utilized for the offering of shares of beneficial interest (the “Shares”) in the Infinity Core Alternative Fund (the “Fund”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature or stamp of the qualified IRA custodian or trustee of the IRA.

NOTE that subscriptions by trust accounts require copies of the trust agreement (title and signature pages only required) along with the subscription documents.

NOTE that subscriptions by entities require organizational or formation document along with the subscription documents.

For more information, please call us toll-free at:

1.877.779.1999

Email inquiries:

ICAF@umb.com

Email completed subscription documents to:

AIProcessing@umb.com*

*Please email one document at a time

Fax completed subscription documents to:

1.816.860.3140

Overnight address:

Infinity Core Alternative Fund

Attn: UMB Fund Services

235 W. Galena Street

Milwaukee, WI 53212

U.S. Mailing Address:

Infinity Core Alternative Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201-1623

Wiring Instructions:

UMB Bank N.A.

928 Grand Boulevard , Kansas City, MO 64106

ABA: 101000695

Account Number: 9872012909

Account Name: Infinity Core Alternative Fund

FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Prospectus, in the Agreement and Declaration of Trust (the “Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

H

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Vivaldi Asset Management, LLC (the “Investment Manager”), Registered Fund Solutions, LLC (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)            I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)            A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)            Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)            A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d)            A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)            A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)            A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2)            No consideration that I have contributed or will contribute to the Fund:

(a)            Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)            Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c)            Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank

Secrecy Act and all other federal anti- money laundering regulations.

(3)            I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4)            I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5)            I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section E cease to be true and accurate. I agree to call the Fund if I need more information about Section E or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

L The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Infinity Core Alternative Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

☐ Initial Investment       ☐ Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

☐ Individual

☐ Joint*

☐ Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Title of Account

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

☐ Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

☐ Statutory Trust              ☐ Partnership

☐ C-Corporation               ☐ Government

☐ S-Corporation

☐ Other Entity:

☐ LLC Classified for tax purposes by one of the following:

☐ Partnership

☐ S-Corporation

☐ C-Corporation

Check if appropriate: ☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publically traded on an exchange or subject to ERISA.

(Section C continued)

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

☐ Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

☐ Additional Address or

☐ Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

* Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

Ref

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

* Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000; subsequent investment minimum is $10,000.

☐ Purchase by check: make check payable to Infinity Core Alternative Fund

☐ Purchase by wire (wire instructions are on cover page)

$                                                                      subscription amount

Sales Charge: ☐ YES ☐ NO

Amount: $ ________________ or ________________ %

The Investor acknowledges that a sales charge of up to 3.00% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

Ref

This is a: ☐ Checking Account              ☐ Savings Account

☐ Brokerage Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

☐ Send all distributions via WIRE to the Custodian listed in Section 4.

☐ Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief <1099 fund only>

If none selected, the default will be FIFO (first in, first out).

☐ FIFO (first in, first out)                                      ☐ LIFO (last in, first out)

☐ LOFO (lowest in, first out)                              ☐ Average Cost

☐ HIFO (highest in, first out)                              ☐ Specific Lot ID

☐ HILT (highest long term, first out)

☐ HIST (highest short term, first out)

☐ LILT (lowest long term, first out)

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

☐ I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

☐ I authorize Infinity Core Alternative Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Infinity Core Alternative Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

☐ I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date

(if applicable)

Printed name(s) of Authorized Signer(s) (for verification purposes)